GENERAL DYNAMICS CORPORATION

Debt Securities

UNDERWRITING AGREEMENT

[________ ___], 200[__]

To the Representatives named in
Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

          1.     Introduction. General Dynamics Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”), to be unconditionally guaranteed by the subsidiaries of the Company identified on Schedule III hereto (collectively, the “Guarantors” and, together with the Company, the “Issuers”). The Securities will be issued pursuant to the indenture dated as of August 27, 2001, by and among the Company, the Guarantors thereunder and The Bank of New York, as trustee (the “Indenture”). The obligations of the Company under the Indenture and the Securities will be unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”), on a joint and several basis, by each of the Guarantors in accordance with the terms of the Indenture.

          The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a prospectus, relating to the Securities and have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with a Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

          The Issuers hereby agree with the Underwriters as follows:

2.	Representations and Warranties of the Issuers.

(a)	The Company represents and warrants to and agrees with each of the Underwriters that:

(i) The Registration Statement has been filed with the Commission and declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, when it became effective, did not contain, and the Registration Statement on the date of this Agreement, as amended or supplemented prior to the date of this Agreement, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and the Prospectus, on its date or effective date as the case may be and, as amended or supplemented prior to the date of this Agreement, if applicable, on the date of this Agreement, conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission (the “Rules and Regulations”), and the Prospectus on its date and, as amended or supplemented prior to the date of this Agreement, if applicable, on the date of this Agreement, does not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from any such documents made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(iii) The documents incorporated by reference in the Prospectus and the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from any such documents made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Representatives expressly for use therein.

(iv) The Securities have been duly authorized by the Company; the Guarantees have been duly authorized by the applicable Guarantors; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) assuming due authentication by the trustee under the Indenture, such Securities will have been duly executed, issued and delivered by the Issuers and will conform in all material respects to the description thereof contained in the Prospectus and the provisions of the Indenture and will constitute valid and legally binding obligations of the Issuers, in each case enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) Since the date as of which information is given in the Prospectus, (A) there has not been any material adverse change, or any development reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries which, individually or in the aggregate, are material to the Company and its subsidiaries, considered as one enterprise, other than those transactions in the ordinary course of business, except, in each case, as otherwise set forth or contemplated in the Prospectus.

(vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(vii) Each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, or results of operations of the applicable Guarantor and its subsidiaries, considered as one enterprise.

(viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(ix) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and the compliance by the Company with all of the provisions thereof and the consummation by the Company of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to the best of its knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance and sale of the Securities by the Issuers; and each of the Issuers has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(x) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and the compliance by each of the Guarantors with all of the provisions thereof and the consummation by each of the Guarantors of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the Guarantors are a party or by which any of the Guarantors are bound or to which any of the property or assets of any of the Guarantors are subject, except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of any of the Guarantors or, to the best of the Company’s knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantors or any of their respective properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance of any of the Guarantees or the consummation by any of the Guarantors of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance of the Guarantees.

(xi) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

(xii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Issuers and is a valid and legally binding obligation of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xiii) None of the Issuers is (A) in violation of its Certificate of incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound, where such default is reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely by the Company to have, individually or in the aggregate, a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xv) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xvi) The financial statements included in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with accounting principles generally accepted in the United States; any schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(xvii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(xviii) KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is, to the best of the Company’s knowledge, an independent public accountant as required by the Securities Act and the Rules and Regulations thereunder.

(b)	Each Guarantor, severally, and not jointly, represents and warrants to and agrees with the Underwriters that:

(i) The Registration Statement has been filed with the Commission and declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, when it became effective, did not contain, and the Registration Statement on the date of this Agreement, as amended or supplemented prior to the date of this Agreement, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and the Prospectus, on its date or effective date as the case may be and, as amended or supplemented prior to the date of this Agreement, if applicable, on the date of this Agreement conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable Rules and Regulations and the Prospectus on its date and, as amended or supplemented prior to the date of this Agreement, if applicable, on the date of this Agreement, does not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from any such documents made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(iii) The applicable Guarantee has been duly authorized by the Guarantor; and when such Guarantee is delivered pursuant to this Agreement on the Closing Date, such Guarantee will have been duly executed, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and the provisions of the Indenture and will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified is not reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position or results of operations of the Guarantor and its subsidiaries, considered as one enterprise.

(v) The execution, delivery and performance of the Indenture and this Agreement and the issuance of the applicable Guarantee and the compliance by the Guarantor with all of the provisions thereof and the consummation by the Guarantor of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Guarantor or, to the best of its knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the applicable Guarantee or the consummation by the Guarantor of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws or as have been obtained under the Securities Act or the Trust Indenture Act in connection with the issuance and sale of the Securities by the Issuers; and the Guarantor has full power and authority to authorize and issue the Guarantee as contemplated by this Agreement.

(vi) This Agreement has been duly authorized, executed and delivered by the Guarantor.

(vii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Guarantor and is a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     3.     Purchase, Sale and Delivery of Initial Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees to purchase, severally and not jointly, from the Company, the respective principal amount of Securities set forth opposite such Underwriter’s name on Schedule II hereto at the purchase price set forth thereon, plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery, and the Guarantors agree to issue the Guarantees with respect to the Securities.

     The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     The Issuers will deliver, against payment of the purchase price, the Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters by wire transfer in immediately available funds to an account specified by the Company on the date and at the time set forth in Schedule I hereto, or at such other time not later than five full business days thereafter as the Underwriters and the Company may agree in writing, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking by the Representatives at such place as the

     Representatives and the Company agree not later than 1:00 P.M. New York City Time, on the Business Day prior to the Closing Date.

     4.     Certain Agreements of the Issuers. The Issuers, jointly and severally, agree with each of the several Underwriters that:

(a) The Issuers will file the Prospectus in a form approved by the Representatives pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b).

(b) The Issuers will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus between the date hereof and the Closing Date (the information contained in such proposal to be held in confidence by the Representatives until the public disclosure thereof by the Issuers). The Issuers will not effect any amendment or supplementation of the Registration Statement or the Prospectus without the Representatives’ consent, which shall not be unreasonably withheld. From the Closing Date and for as long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company will notify the Representatives promptly following the filing by the Company with the Commission of any documents that are incorporated by reference into the Registration Statement or the Prospectus and promptly following the Company becoming aware of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, and the Company will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. During such period (after the first date of the public offering of the Securities) in which a prospectus relating to the Securities is required by law to be delivered in connection with sales by an underwriter or dealer, if any event occurs as a result of which, or in the reasonable opinion of counsel for the Issuers, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the reasonable opinion of counsel for the Issuers or otherwise, at any such time to amend or supplement the Prospectus to comply with any applicable law, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Representatives’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(c) The Company will furnish to the Representatives copies of the Prospectus and any amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Representatives all such documents.

(d) The Issuers will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives may reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Securities by the Underwriters; provided that in connection therewith none of the Issuers will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(e) So long as any of the Securities are outstanding, the Company will furnish to the Representatives, from time to time, copies of all reports or other communications furnished to holders of Securities and copies of any reports and financial statements filed with the Commission.

(f) During the period of two years after the Closing Date, none of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Company will pay all expenses incidental to the performance of the Issuers’ obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Registration Statement, the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Securities, (iv) any expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate (subject to the limitations set forth in paragraph (d) above) and the printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Securities, and (vi) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Representatives. The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities.

(h) In connection with the offering, until and including the Business Day following the Closing Date, neither the Issuers nor any of their affiliates have or will, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any Securities or attempt to induce any person to purchase any Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

(i) The Company will not offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, other than under any credit facility of the Company, without the prior written consent of the Representatives, which shall not be unreasonably withheld or delayed, for a period beginning at the time of execution of this Agreement and ending on the Closing Date or the failure of the consummation of the purchase and sale of the Securities as contemplated by Section 3 hereof.

     5.     Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Prospectus shall have been filed with the Commission prior to the Closing Date. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(b) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP, to the effect that:

(i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder;

(ii) in their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published Rules and Regulations thereunder, and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

(iii) they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of any unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Representatives, and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations;

(iv) any unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v) on the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows (if any) included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published Rules and Regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the

Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi) in addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any domestic or international event or act or occurrence that materially disrupts, or in the judgment of the Representatives, will in the immediate future materially disrupt the market for the Company’s securities or securities in general; or (ii) any suspension of trading on the New York Stock Exchange or fixing of minimum or maximum prices for trading, or any setting of maximum ranges for prices for securities, on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (iii) any banking moratorium declared by a state or federal authority or the effectiveness of any new restriction materially adversely affecting the distribution of the Securities; or (iv) (A) any engagement by the United States in hostilities or any escalation of hostilities involving the United States or any declaration of a national emergency or war by the United States or (B) any change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus; or (v) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or public announcement, notice or announcement received by the Company or the Underwriters that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement or notice with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d) The Representatives shall have received an opinion, dated the Closing Date, of Jenner & Block, LLC, counsel for the Issuers, in the form of Schedule IV attached hereto.

(e) The Representatives shall have received an opinion, dated the Closing Date, from David A. Savner, Senior Vice President and General Counsel of the Company, in the form of Schedule V attached hereto.

(f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and the Chief Financial Officer or Treasurer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct, and such representations and warranties that are not so qualified shall be true and correct in all material respects, that the Company has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, since the date as of which information is given in the Prospectus, (i) there has not been any material adverse change, or any development reasonably likely to have a material adverse change, in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company or any of its subsidiaries which, individually or in the aggregate, are material to the Company and its subsidiaries, considered as one enterprise, other than those transactions in the ordinary course of business, except, in each case, as set forth in or contemplated by the Prospectus or as described in such certificate.

(h) The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of each of the Guarantors in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of such Guarantor in this Agreement are true and correct in all material respects, and that such Guarantor has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section 5, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     The Issuers will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Representatives compliance with any conditions to the obligations of the Representatives hereunder.

     6.     Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and subject to subsection (c) of this Section 6, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that the Issuers will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers relating to the Underwriters by the Underwriters expressly for use therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have including under this Agreement.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and officers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and, subject to subsection (c) of this Section 6, any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers relating to the Underwriters by the Underwriters expressly for use therein. This indemnity will be in addition to any liability which the Underwriters may otherwise have including under this Agreement. The Issuers acknowledge that the information identified as “Underwriter

Information” on Schedule I hereto constitutes the only information furnished in writing by the Underwriters or the Representatives expressly for use in the Prospectus, or any amendment or supplement thereto, as the case may be.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (A) the settlement is entered into more than 20 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), (B) such indemnifying party shall have received notice of the terms of such settlement at least 20 business days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(c) effected without its consent if such indemnifying party

(i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     7.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Issuers and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable investigation, legal and other expenses incurred in connection with, and, subject to the last sentence of this Section 7, any amount paid settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuers any contribution received by the Issuers from persons, other than the Underwriters, who may also be liable for contribution, including persons who control any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) as incurred to which the Issuers and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuers and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and (y) the discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuers and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a). The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Underwriters be liable or responsible for any amount in excess of the discount applicable to the Securities purchased by the Underwriters hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7 and the preceding sentence, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, shall have the same rights to contribution as the Issuers, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such consent was not unreasonably withheld.

     8.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Issuers and the Underwriters pursuant to Sections 6 and 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Securities.

     9.     Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Representatives at the address appearing in Schedule I hereto, or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to the Company at 3190 Fairview Park Drive, Falls Church, VA 22042, Attention: General Counsel; provided, however, that any notice to the Representatives pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to the Representative.

     10.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder, except that holders of Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 4(b) hereof against the Issuers as if such holders were parties hereto.

     11.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the Underwriters in accordance with its terms.

Very truly yours,

GENERAL DYNAMICS CORPORATION

By: _____________________________________ Name: Title:

AMERICAN OVERSEAS MARINE CORPORATION

By: _____________________________________ Name: Title:

BATH IRON WORKS CORPORATION

By: _____________________________________ Name: Title:

ELECTRIC BOAT CORPORATION

By: _____________________________________ Name: Title:

GENERAL DYNAMICS ARMAMENT AND TECHNICAL PRODUCTS, INC

By: _____________________________________ Name: Title:

GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION

By: _____________________________________ Name: Title:

GENERAL DYNAMICS LAND SYSTEMS INC

By: _____________________________________ Name: Title:

GENERAL DYNAMICS ORDNANCE AND TACTICAL SYSTEMS, INC

By: _____________________________________ Name: Title:

GULFSTREAM AEROSPACE CORPORATION

By: _____________________________________ Name: Title:

MATERIAL SERVICE RESOURCES COMPANY

By: _____________________________________ Name: Title:

NATIONAL STEEL AND SHIPBUILDING COMPANY

By: _____________________________________ Name: Title:

The foregoing Purchase Agreement is
hereby confirmed and accepted as of
the date first above written.

[REPRESENTATIVES]

By: _____________________________________
        Name:
        Title:

SCHEDULE I

Representatives:	[ ______________________________ ]

Underwriting Agreement dated:	[ ______________________________ ]

Registration Statement No.:	[ ______________________________ ]

Title of Securities:	[ ______________________________ ]

Aggregate principal amount:	[ ______________________________ ]

Indenture:	The Indenture dated as of August 27, 2001, by and among the Company, the Guarantors and The Bank of New York, as trustee, [as supplemented by the [ ] Supplemental Indenture dated as of ________ ___, 20[__] among the Company, the Guarantors and [________ ___].

Purchase Price:	[________ ___], 20[__]

Price to Public:	[ ______ ]% of the principal amount of the Securities, plus accrued interest, if any, from [________ ___], 20[__] to the Closing Date

Maturity:	[________ ___], 20[__]

Interest Rate:	[ ________ ]%

Interest Payment Dates:	[ ________ ] and [ ________ ] beginning [________ ___], 20[__],

Closing Date and Time of Delivery:	[________ ___], 20[__]

Closing Location:	[ ______________________________ ]

Address for Notices to Underwriters:	[ ______________________________ ]

Underwriter Information in the Prospectus:	[ ______________________________ ]

I-1

SCHEDULE II

Aggregate Principal
Underwriter	Purchase Price	Amount of Securities

[Underwriter]	$[ ___________ ]	$[ ___________ ]

[Underwriter]	$[ ___________ ]	$[ ___________ ]

[Underwriter]	$[ ___________ ]	$[ ___________ ]

[Underwriter]	$[ ___________ ]	$[ ___________ ]

[Underwriter]	$[ ___________ ]	$[ ___________ ]

Total:	$[ ___________ ]	$[ ___________ ]

II-1

SCHEDULE III

GUARANTORS

          American Overseas Marine Corporation, a Delaware corporation

          Bath Iron Works Corporation, a Maine corporation

          Electric Boat Corporation, a Delaware corporation

          General Dynamics Armament and Technical Products, Inc., a Delaware corporation

          General Dynamics Government Systems Corporation, a Delaware corporation

          General Dynamics Land Systems Inc., a Delaware corporation

          General Dynamics Ordinance and Tactical Systems, Inc., a Virginia corporation

          Gulfstream Aerospace Corporation, a Delaware corporation

          Material Service Resources Company, a Delaware corporation

          National Steel and Shipbuilding Company, a Nevada corporation

III-1

     SCHEDULE IV

OPINION OF JENNER & BLOCK, LLC

[ ________ ___], 20[ ___ ]

[The Representatives]
as representatives of the several underwriters
party to the Underwriting Agreement

Ladies and Gentlemen:

     We are issuing this letter in our capacity as special counsel for General Dynamics Corporation (the “Corporation”) in response to the requirement of Section 5(c) of the Underwriting Agreement dated [ ________ ___], 20[ ___ ] (the “Underwriting Agreement”) by and among the Corporation, the guarantors named therein (the “Guarantors” and, together with the Corporation, the “Issuers”) and [the Representatives], as representatives of the several underwriters party thereto (the “Representatives”). The Underwriting Agreement relates to the offering (the “Offering”) of certain [Title of Debt Securities], including the guarantees of the Guarantors related thereto (the “Securities”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

     In connection with the preparation of this letter, we have among other things read:

(a) the Registration Statement on Form S-3 (Registration No. 333-[ ________ ]) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Offering under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended and including the information incorporated therein by reference, and as constituted at the time it became effective, is herein called the “Registration Statement”);

(b) the Prospectus of the Corporation dated April [ ___ ], 2003 and the Prospectus Supplement thereto dated [ ________ ___], 20[ ___ ] (which Prospectus and Prospectus Supplement, including the information incorporated therein by reference, are herein collectively called the “Prospectus”);

(c) the reports filed by the Corporation pursuant to the Exchange Act and incorporated by reference into the Prospectus;

(d) the Indenture, dated as of August 27, 2001 (the “Indenture”) by and among the Corporation, the Guarantors and The Bank of New York, as trustee (the “Trustee”), and the [ _________ ] Supplemental Indenture thereto, dated as of [ ________ ___], 20[ ___ ] (the “[ ________ ] Supplemental Indenture”);

(e) an executed copy of the Underwriting Agreement;

(f) a specimen of the Securities;

(g) a copy of the resolution of the Board of Directors of the Corporation adopted on [__________]

(h) a copy of the resolution of the Board of Directors of each of the Guarantors adopted on [ ________ ];

(i) a copy of the restated certificate of incorporation of the Corporation, as amended, certified as of a recent date by the Secretary of State of Delaware;

(j) a copy of the by-laws of the Corporation, as amended; and

(k) copies of all certificates and other documents delivered today in connection with the consummation of the Offering.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

(i) the Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) (a) the Indenture has been duly authorized, executed and delivered by the Issuers; (b) the Securities have been duly authorized, executed and delivered by the Issuers, assuming due authentication by the Trustee; (c) the Indenture and the Securities, assuming due authentication, execution and delivery thereof by the Trustee and receipt of consideration by the Corporation therefore as contemplated by the Underwriting Agreement, constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing; and (d) the Indenture and the Securities conform in all material respects to the description thereof contained in the Prospectus;

(iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Issuers;

(iv) the execution, delivery and performance of the Indenture and the Underwriting Agreement and the issuance and sale of the Securities and the compliance by the Corporation with all of the provisions thereof and the consummation by the Corporation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule A attached hereto (but no opinion is expressed as to compliance with any financial tests or cross default provisions in any such agreement or other document), except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, considered as one enterprise, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws (each as amended) of any of the Issuers or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Issuers or any of their properties (but no opinion is expressed in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted); and each of the Issuers has the corporate power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

(v) the execution, delivery and performance of the Indenture and the Underwriting Agreement on the Closing Date and the issuance and sale of the Securities and the compliance by the Guarantors with all of the provisions thereof and the consummation by the Guarantors of the transactions contemplated herein on the Closing Date will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule A attached hereto (but no opinion is expressed as to compliance with any financial tests or cross default provisions in any such agreement or other document), except where such conflict, breach, violation or default is not reasonably likely to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Corporation and its subsidiaries, considered as one enterprise;

(vi) no consent, approval, authorization, order, decree, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Issuers of the transactions contemplated by the Underwriting Agreement, except for the order of the Commission declaring the Registration Statement effective and the qualification of the Indenture under the Trust Indenture Act;

(vii) the statements set forth in the Basic Prospectus under the caption “Description of the Debt Securities” and the statements set forth in the Prospectus Supplement under the caption “Description of the Notes” and “Certain U.S. Federal Income Tax Consequences,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings;

(viii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Issuers prior to the Closing Date (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, and as amended if such a document has been amended, appeared on their face to be responsive in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(ix) the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement and as of the date of this letter (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appeared on their face to be responsive in all material respects to the requirements of Form S-3; and

(x) none of the Issuers is an “investment company,” as such term is defined in the Investment Company Act.

•••••••••

     The purpose of our professional engagement was not to establish factual matters, and the preparation of the Registration Statement and the Prospectus involved many determinations of a wholly or partially nonlegal character. Except to the extent otherwise explicitly indicated in numbered paragraph (vii) above, we make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or the Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement, except to the extent otherwise explicitly indicated in numbered paragraph (vii) above.

     We have participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, we examined various documents, including those listed at the beginning of our letter, and participated in various conferences with representatives and counsel of the Corporation, with representatives of the independent accountants for the Corporation and representatives of and counsel to the underwriters, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed.

     Based on our participation in the conferences and discussions identified above, our understanding of applicable law and the experience that we have gained in the practice thereunder and relying as to factual matters to the extent we deem appropriate upon the representations and statements of officers and other representatives of the Corporation, we advise you that no fact came to our attention to cause us to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date, as of the date of the Prospectus Supplement, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which we express no opinion.

     We advise you that the Corporation has received a copy of an order entered for the Commission by the Division of Corporation Finance that the Commission pursuant to delegated authority has declared the Registration Statement effective under the Securities Act on [ ________ ___], 20[ ___ ], and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

•••••••••

     Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Corporation or the Guarantors); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement, in the other documents specifically identified at the beginning of this letter as having been read by us and in the certificates and other documents executed by the Corporation and delivered to you or to the trustee under the Indenture in connection with the consummation of the Offering; (iii) numbered paragraphs 1 and 5 of the opinion of David A. Savner, Senior Vice President and General Counsel of the Corporation, with respect to the Offering; (iv) factual information provided to us by the Corporation or its representatives; and (v) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted.

Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block, LLC at that time who spent substantial time representing the Corporation in connection with the Offering.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. With respect to our opinions above, we have assumed, with your permission, that the laws of Maine, Nevada and Virginia are the same as the laws of Delaware. Our opinions are limited to the specific issues addressed. None of the opinions or other advice contained in this letter considers or covers: (i) any foreign or state securities (or “blue sky”) laws or regulations; (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus; (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters; or (iv) the rules and regulations of the New York Stock Exchange, Inc. or any other relevant exchange. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

     This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose (except that the Trustee may rely upon paragraph (ii) of this letter in connection with the performance of its obligations under the Indenture to the same extent as if this letter had been addressed to the Trustee); (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block, LLC

SCHEDULE A

[To Come]

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     SCHEDULE V

[ ________ ___], 20[ ___ ]

[The Representatives]
as representatives of the several underwriters party
to the Underwriting Agreement

Ladies and Gentlemen:

     I am the Senior Vice President and General Counsel of General Dynamics Corporation, a Delaware corporation (the “Company”), and I have acted as legal counsel in connection with that Underwriting Agreement by and among the Company, the Guarantors named therein and [Name of Representatives] dated [ ________ ___], 20[ ___ ] (the “Underwriting Agreement”). This opinion is being delivered pursuant to Section 5(d) of the Underwriting Agreement. Initially capitalized terms not defined herein have the meanings assigned to them in the Underwriting Agreement.

     In arriving at the opinions expressed below, I am familiar with, and either I or those under my supervision have examined the following documents, in each case including the documents incorporated by reference therein: the Registration Statement and the Prospectus.

     I have also made such investigations of law, relied as to factual matters on such other documents and instruments and reviewed information or held such conferences with officers and employees of the Company, as I have deemed appropriate. As to any fact material to my opinion, I have (with your permission and without any investigation or independent confirmation) assumed the accuracy of such instruments, certificates and documents with respect to the facts stated therein. In rendering the opinion that follows, I have assumed and not verified (i) the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered other than on behalf of the Company and the Guarantors, (ii) the authority of such persons signing all documents on behalf of the parties thereto other than the Company and the Guarantors, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as copies, (v) that all documents which must be executed and delivered by parties other than the Company and the Guarantors to be effective have been duly authorized, executed and delivered by such other parties and (vi) that the Notes have been fully paid for.

     In clauses 1, 3 and 4 below, I have relied exclusively upon certificates or other documents from public officials as to the matters stated in such documents and certificates and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such document or certificate.

     Based on the foregoing and subject to the assumptions, qualifications and limitations as may be set forth below, it is my opinion that:

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1. each of the Guarantors has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation;

2. all of the issued shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all encumbrances, equities or claims;

3. the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise;

4. each of the Guarantors has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not result in a material adverse change in the condition (financial or otherwise), financial position or results of operations of the applicable Guarantor; and

5. to the best of my knowledge after reasonable investigation, neither the Company nor any Guarantor is (a) in violation of its certificate of incorporation or by-laws, as amended, or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other material instrument to which it is a party or by which it or any of its properties may be bound, where such default is reasonably expected by the Company to have a material adverse change in the condition (financial or otherwise), financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

     Although I have not independently verified and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, no information has come to my attention that leads me to believe that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date, as of the date of the Prospectus Supplement, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which I express no opinion.

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     This opinion is limited to the Delaware General Corporation Law and the federal securities laws of the United States, and I express no opinion as to the laws of any other jurisdiction. My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such laws, or facts that may occur after the date hereof.

     This opinion is furnished only for your benefit and may not be relied upon by any other person or entity, nor may copies be delivered or disclosed to any other person or entity, without my prior written consent.

Very truly yours,

David A. Savner
Senior Vice President and General Counsel

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